                                                                   EXHIBIT 5 (b)

                                   Specimen

              Certificate                                Number of
                Number                                    Shares
                  1                                        680


                               Van Kampen Merritt
                         Select Sector Municipal Trust
                   Organized as a Massachusetts Business Trust
                     Remarketed Preferred Shares, Series A
                         $25,000 Liquidation Preference

                                                           Cusip No. 921-12M-202

         This certifies that Cede & Co. is the owner of six hundred eighty (680) fully paid and non-assessable preferred shares of beneficial interest, par value $.01 per share, liquidation preference $25,000 per share, designated Remarketed Preferred Shares, Series A of Van Kampen Merritt Select Sector Municipal Trust (the "Fund") transferable only on the books of the Fund by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

         In witness whereof the said Fund has caused this Certificate to be signed by its duly authorized officer and its corporate seal to be hereunto affixed this 21st day of December A.D. 1993.


  Bankers Trust Company                  Van Kampen Merritt
    As Registrar and                  Select Sector Municipal
     Transfer Agent                            Trust

(illegible signature)      Dennis J. McDonnell         Ronald A. Nyberg
--------------------       --------------------      --------------------
Authorized Signature            President                Secretary

         TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE CERTIFICATE OF VOTE OF THE FUND, COPIES OF WHICH ARE FILED WITH THE SECRETARY OF THE FUND.

         THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH IT IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE FUND.

         NOTICE IS HEREBY GIVEN THAT THIS CERTIFICATE REPRESENTING THE REMARKETED PREFERRED SHARES, SERIES A AND THE OBLIGATIONS ARISING OUT OF THE ISSUANCE AND SALE OF THE REMARKETED PREFERRED SHARES, SERIES A ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

         FOR VALUE RECEIVED, ______________ does hereby sell, assign and transfer unto __________________ shares of the Remarketed Preferred Shares, Series A represented by the within Certificate, and does hereby irrevocably constitute and appoint _______________ as Attorney to transfer the said shares of beneficial interest on the books of the within named Fund with full power of substitution in the premises.

Dated: ___________, 19

In presence of

_____________________________________    __________________________________